AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1997
                                                     REGISTRATION NO. 333-
   =============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                                 RES-CARE, INC.
             (Exact name of registrant as specified in its charter)
      KENTUCKY                                            61-0875371
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
     incorporation)
                             10140 Linn Station Road
                           Louisville, Kentucky 40223
                                 (502) 394-2100
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Ronald G. Geary
                      President and Chief Executive Officer
                                 Res-Care, Inc.
                             10140 Linn Station Road
                           Louisville, Kentucky 40223
                                 (502) 394-2100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

     Copies of all communications, including all communications sent to the agent for service, should be sent to:

                               Henry D. Kahn, Esq.
                             Piper & Marbury L.L.P.
                             36 South Charles Street
                            Baltimore, Maryland 21201
                                 (410) 539-2530

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: | | If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box:|X|
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: | |
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: | |
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: | |

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each Class                Proposed Maximum     Proposed Maximum
  of Securities    Amount to be   Offering Price Per   Aggregate Offering     Amount of
to be Registered    Registered        Share(1)                  Price      Registration Fee
================================================================================

Common Stock,
no par value         35,000             $20.375              $713,125            $217


(1)  Determined pursuant to Rule 457(c).

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED JULY 31, 1997

PROSPECTUS
                                  35,000 Shares

                                 RES-CARE, INC.

                                  Common Stock

     This Prospectus relates to up to 35,000 shares (the "Shares") of Common Stock, no par value per share (the "Common Stock"), of Res-Care, Inc. (the
"Company"), which may be offered by certain shareholders of the Company (the "Selling Stockholders") from time to time in transactions on The Nasdaq Stock Market's National Market (the "Nasdaq National Market"), in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions.) See "The Selling Stockholders" and "Plan of Distribution."

     None of the proceeds from the sale of the Shares will be received by the Company. All of the Shares covered by this Prospectus are outstanding shares which may be offered and sold from time to time by the stockholders named herein. See "The Selling Stockholders."

     The Company's Common Stock is traded on the Nasdaq National Market under the symbol "RSCR." On July 29, 1997, the last reported sale price as quoted on the Nasdaq National Market was $21.75 per share.

     See "Risk Factors" at page 4 of this Prospectus for a discussion of certain factors that should be considered by prospective purchasers of the Common Stock offered hereby.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                               ------------------

The date of this Prospectus is _____________, 1997.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission, including the reports and other information incorporated by reference into this Prospectus, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at rates prescribed by the Commission or from the Commission's Internet web site at http:\\www.sec.gov. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company can be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to any contracts, agreements or other documents filed as an exhibit to, or incorporated by reference in, the Registration Statement are qualified in all respects to the copy of such contract, agreement or other document filed as an exhibit or incorporated by reference in the Registration Statement. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto. The Registration Statement, together with the exhibits and schedules thereto, may be inspected without charge, at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, and also at the regional offices of the Commission listed above or through the Commission's Internet web site. Copies of such materials may also be obtained from the Commission upon the payment of prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 0-20372) pursuant to the 1934 Act are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

     2. The Company's Current Report on Form 8-K dated March 19, 1997;

     3. The Company's Proxy Statement filed with the Commission under the 1934 Act on April 9, 1997;

     4. The Company's Quarterly Report on Form 10-Q dated May 14, 1997;

     5. The Registration Statement on Form 8-A with respect to Res-Care Common Stock dated June 25, 1992; and

     6. All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of filing of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Res-Care, Inc., 10140 Linn Station Road, Louisville, Kentucky 40223, Attention: R. Dan Brice, telephone: (502) 394-2100.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   THE COMPANY

     Res-Care is a leading provider of residential, training, educational and support services to populations with special needs, including persons with developmental and other disabilities and at-risk and troubled youth. The services provided by the Company have historically been provided by state and local government agencies and not-for-profit organizations. The Company's programs include an array of services provided in both residential and non-residential settings for adults and youths with mental retardation or other developmental disabilities ("MR/DD") and disabilities caused by acquired brain injuries ("ABI"), and youths with severe behavioral disorders, who are from disadvantaged backgrounds or who have entered the juvenile justice system.

     Res-Care's growth strategy is to (i) pursue acquisitions, (ii) add programs and expand its existing programs in markets in which it currently operates and
(iii) expand into additional geographic areas in the United States. The markets for the Company's services are highly fragmented, and the Company believes that there are significant opportunities to enhance its market positions through an active acquisition program in the disabilities and at-risk and troubled youth sectors that will enable the Company to expand its operations into new geographic areas, add program offerings and establish new relationships with governmental entities. The Company intends to build upon its established relationships with governmental entities to expand its current programs and obtain contracts for additional programs in existing markets, and to develop new programs in response to societal trends and the needs of governmental agencies. The Company also intends to expand its programs to additional geographic areas which management identifies as having favorable reimbursement and operating environments.

     The Company was incorporated in Kentucky in 1974. Its principal executive office is located at 10140 Linn Station Road, Louisville, Kentucky 40223 and its telephone number is (502) 394-2100.

                                  RISK FACTORS

     In addition to the other information contained or incorporated by reference in this Prospectus, the following risk factors should be considered carefully in evaluating an investment in the Common Stock offered hereby.

Substantial Dependence on Governmental Reimbursement

     In the year ended December 31, 1996, approximately 81% of the Company's revenues were attributable to Medicaid-funded disabilities services programs, and the substantial majority of the remaining revenues were attributable to federal Job Corps contracts. Governmental agencies have undertaken cost containment measures designed to limit payments to health care and other service providers, and these efforts are expected to continue. Various proposals are currently under consideration to revamp the federally-funded Medicaid programs, including efforts to introduce managed care and other arrangements in which financial risks associated with service delivery are retained by the provider rather than by the funding source. State regulatory agencies which administer

Medicaid programs have substantial discretion with regard to the implementation of Medicaid reimbursement programs and with regard to the audit and inspection of Medicaid programs. In June 1997, the House Commerce Committee voted to include in its budget reconcilation provisions concerning Medicaid, a repeal of
Section 1396a(a)(13)(A) of the Medicaid Act, also known as the Boren amendment, which provides that reimbursement rates for health care providers must be reasonable and adequate to meet the economically and efficiently incurred costs of providing care to Medicaid patients. With the repeal of the Boren amendment, provider payments would be determined by the states, with no federal right of action for providers. The Company cannot predict the outcome of the proposed Medicaid change but the repeal of the Boren amendment could have a material adverse effect on the Company's business and results of operations. The Company is currently engaged in litigation with the State of Indiana regarding reimbursement rates at certain large facilities in Indiana which, if adversely determined, could adversely affect the Company's business and results of operations. The Commonwealth of Kentucky has challenged in an audit proceeding certain costs associated with a program managed by the Company in Kentucky, which could lead to retroactive rate adjustments to the provider of record. The provider of record has recently filed a declaratory action against Kentucky in an effort to resolve the major issue of this matter. Various other states have initiatives underway to change Medicaid reimbursement methodologies. No assurance can be given that developments in one or more jurisdictions will not adversely affect the Company's business, financial condition or results of operations.

Growth Strategy; Risks Associated with Future Acquisitions and New Contracts

     Most of the Company's facilities and programs are operating at or near full capacity. Moreover, in light of governmental budgetary pressures and competitive forces, there has been downward pressure on reimbursement rates. Thus, the Company's ability to expand its revenue base is dependent to a significant extent on its ability to effect acquisitions and to obtain new contracts. The Company regularly reviews acquisition opportunities and opportunities for new contracts and periodically engages in discussions regarding possible acquisitions and contracts. The Company continually evaluates opportunities to expand its business through acquisitions of other companies that provide services to various special needs populations and from time to time enters into discussions and letters of intent which may lead to acquisitions. The Company has entered into a letter of intent to acquire Communications Network
Consultants, Inc. ("CNC"), a privately owned provider of supported living services for persons with disabilities, including mental retardation, based in Lenoir, North Carolina. Closing of the transaction, which is structured as a cash purchase of CNC's outstanding stock, is subject to the completion of a definitive agreement, due diligence and regulatory approvals, and is expected in the third quarter of 1997. There can be no assurance that the Company will close the CNC transaction, be able to identify other acquisition or new contract prospects on terms favorable to the Company or in a timely manner, enter into acceptable agreements or close any such transactions. There can be no assurance that the Company will be able to achieve its growth strategy, and any failure to do so could have a material adverse effect on the Company's business, financial condition, results of operations and ability to sustain growth. In addition, the Company believes that it will compete for acquisition candidates and management contracts with a variety of other prospective bidders, some of which have greater resources than the Company. Increased competition for such acquisition candidates and management contracts could have the effect of increasing the costs to the Company of pursuing this growth strategy, could reduce the number of attractive candidates to be acquired or could reduce the profitability of management contracts. Future acquisitions and efforts to obtain management contracts could divert management's attention from the daily operations of the Company and otherwise require additional management, operational and financial resources. Moreover, there can be no assurance that the Company will successfully integrate such new operations into its business or operate such acquisitions profitably. Acquisitions may also involve a number of special risks including adverse short-term effects on the Company's business and results of operations; dependence on retaining key personnel; amortization of acquired intangible assets; and risks associated with unanticipated liabilities and contingencies.

     The Company may require additional debt or equity financing for future acquisitions, which may not be available to the Company on terms favorable to it, if at all. To the extent the Company uses its capital stock for all or a portion of the consideration to be paid for future acquisitions, dilution may be experienced by existing shareholders, including purchasers of Common Stock in this offering. In the event that the Company's capital stock does not maintain sufficient value or acquisition candidates are unwilling to accept the Company's capital stock as consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to continue its acquisition program. If the Company does not have sufficient cash resources or is not able to use its capital stock as consideration for acquisitions, its growth through acquisitions could be limited.

Uncertain Ability to Expand Youth Services Operations

     Although Res-Care has operated Job Corps centers since 1976 and has provided services for youths with developmental disabilities in its disabilities services operations since 1978, the Company began intensive efforts to expand its at-risk and troubled youth services operations in 1996 following the formation of its Youthtrack, Inc. ("Youthtrack") and Alternative Youth Services, Inc. ("AYS") subsidiaries. The Company has not yet developed significant experience in operating such programs. No assurance can be given that the Company will be able to generate sufficient revenues or contribution margin to enable the Company to realize adequate returns on its investment in this sector. The market for delivery of at-risk and troubled youth services is highly competitive. Several of the Company's competitors have more experience than does the Company in developing and implementing these services. Due to the highly-fragmented nature of the youth services industry, the barriers to entry remain low, and the Company may experience intensive competition as it seeks to expand in this area, including competition from companies with substantially greater resources than Res-Care. Moreover, the privatized management of programs for at-risk and troubled youths has received varying degrees of acceptance by state and local governmental authorities, and no assurance can be given that the level of acceptance will rise or be maintained. There can be no assurance that the Company will succeed in its goal to significantly increase the revenues and operating income attributable to its at-risk and troubled youth services operations.

Dependence on Governmental Agencies and Government Contracts

     The Company conducts its business primarily under contracts with federal, state and local governments and governmental agencies, and virtually all of the Company's revenues are attributable to such contracts. The Company's cash flow is subject to the receipt of sufficient funding and timely payment by applicable governmental entities. If the appropriate governmental agency does not receive sufficient appropriations to cover its contractual obligations, a contract may be terminated or the Company's compensation may be deferred or reduced. A number of federal, state and local governments, including certain of those with which the Company has contracts, have experienced fiscal difficulties. Any deferral or reduction in payment could have a material adverse effect on the Company's cash flow. In addition, the Company is dependent on governmental entities for referral of a sufficient number of individuals to occupy the Company's facilities and programs. The failure of the Company to receive a sufficient number of such referrals may have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company's contracts are typically subject to renewal (or in the case of Job Corps contracts, extension) annually. The renewal and financial terms of each contract are dependent upon many factors, including the quality and type of services provided, governmental budget constraints, changes in government or agency personnel and priorities or philosophies of governments or agencies with respect to provision of services to various at-risk populations. Government and agency contracts generally are subject to audits, reviews and investigations. These audits, reviews and investigations typically involve a review of the contractor's performance under the contract, its reported costs and its compliance with applicable laws and regulations. In addition, some contracts are subject to competitive bidding, and the Company's customers generally may terminate their contracts with the Company for cause and upon certain other specified conditions. The loss or renewal on less favorable terms of certain of the Company's contracts could have a material adverse effect on the Company's business, financial condition and results of operations.

     Approximately 18% of the Company's net revenues are attributable to Job Corps contracts, awarded by the U.S. Department of Labor ("DOL"). Performance at each Job Corps center is ranked by the DOL using certain objective and subjective criteria, and contracts for Job Corps centers with low performance rankings may not be extended or successfully rebid. The DOL has recently made efforts to encourage new participants in the program, including minority-owned businesses, and several companies with government defense contracting experience have begun to bid for Job Corps contracts. The five-year contract for the operation of the Company's Gulfport, Mississippi Job Corps center expires in October 1997 and the contract is up for rebid. There exists the risk that the contract to operate this center will not be awarded to the Company, which would have an adverse effect on the Company's revenues and net income. Although the Company has been able to retain most of its Job Corps contracts in the past and was awarded a new Job Corps contract in 1996 to operate the Edison Job Corps center, there can be no assurance that the DOL will continue to extend the Company's Job Corps contracts, or award the Company additional Job Corps contracts, in the future.

     The Company has contracted with providers of record in various states to manage and operate MR/DD facilities for them. In such cases, the Company is dependent on the relationship between the state and local governments or governmental agencies and the providers of record with which they contract. Each state and local government or governmental agency may terminate or declare a breach of contract with providers of record, may be denied federal matching funds as partial reimbursement for certain program expenses or may reduce their placement of individuals with, or the use of, such providers of record for reasons that may be beyond the control of the Company. Such actions could adversely affect the ability of the providers of record to pay the Company pursuant to their subcontracts.

Government Regulation

     The Company is subject to extensive federal, state and local regulations governing licensure, conduct of operations at existing facilities, construction of new facilities, purchase or lease of existing facilities, addition of new services, capital expenditures, cost containment and reimbursement for services rendered. Failure by the Company to meet applicable standards could result in the loss of a license, the delay or loss of reimbursement or the loss of an ability to expand services. To date, loss of license has not been a significant factor in the Company's operations. There can be no assurance that federal, state or local governments will not impose additional restrictions on the operations of the Company that might adversely affect its business, financial condition and results of operations.

Fluctuations in Quarterly Operating Results

     The Company's quarterly results of operations may fluctuate significantly as a result of a variety of factors, including the timing of acquisitions or the opening of new programs, the timing of rate adjustments and the cumulative effect of rate adjustments differing from previously estimated amounts. Results for any particular quarter may not be indicative of future quarterly or annual results.

Volatility of Market Price

     From time to time after this offering, there may be significant volatility in the market price of the Common Stock. The Company believes that the current market price of the Common Stock reflects expectations that the Company will be able to continue to operate its programs profitably and to develop additional and new programs at a significant rate and operate them profitably. If the Company is unable to operate its programs profitably or develop new programs at a pace that reflects the expectations of the market, investors could sell shares of Common Stock at or after the time that it becomes apparent that such expectations may not be realized, resulting in a decrease in the market price of the Common Stock. In addition to the operating results of the Company, changes in earnings estimates by analysts, changes in general conditions in the economy or the financial markets or other developments affecting the Company or comparable companies within the privatization services industries could cause the market price of the Common Stock to fluctuate substantially. In recent years, the stock market has experienced extreme price and volume fluctuations.

This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance.

Opposition to Program Location and Adverse Publicity

     The Company's success in obtaining new contracts may depend, in part, upon its ability to locate facilities that can be leased or acquired on favorable terms by the Company. Group homes are generally located in residential communities. Larger facilities for persons with disabilities and at-risk and troubled youths may be in or near populated areas and, therefore, may generate legal action or other forms of opposition from residents in areas surrounding a proposed site. The Company's business also is subject to public scrutiny and, consequently, could be significantly affected by negative publicity, negative public reaction or governmental investigations with respect to the Company's policies or operations or the actions of consumers under its care. The Company's reputation is very important to the retention and procurement of contracts. Negative publicity or a governmental investigation with respect to the Company's policies or operations or the actions of individuals under its care could have a material adverse effect on the Company's business, financial condition and results of operations.

Potential Legal Liability

     The Company's management of its residential, training, educational and support programs exposes it to potential third-party claims or litigation by participants or other persons for wrongful death, personal injury or other damages resulting from contact with Company facilities, programs, personnel or participants. In addition, the Company's contracts and the laws of certain states generally require the Company to maintain adequate insurance for its operations and to indemnify the governmental agency against any damages to which the governmental agency may be subject in connection with such claims or litigation. The Company has, on occasion, been sued by third parties and maintains an insurance program that provides coverage for certain liability risks faced by the Company, including wrongful death, personal injury, bodily injury or property damage to a third party where the Company is found to be negligent. There can be no assurance, however, that the Company's insurance will be adequate to cover potential third-party claims.

Dependence on Senior Management and Skilled Personnel

     The success of the Company is highly dependent upon the efforts and abilities of Ronald G. Geary, its President and Chief Executive Officer, E. Halsey Sandford, its Senior Executive and Jeffrey M. Cross, its Executive Vice President -- Operations, Division for Persons with Disabilities. The Company has recently employed Pamela M. Spaniac as its Executive Vice President of Finance and Administration and Paul G. Dunn as its Executive Vice President for Development. Ms. Spaniac will begin to serve in her capacity as Executive Vice President of Finance and Administration on August 15, 1997. The Company's at-risk and troubled youth services programs are highly dependent upon the efforts of Donald B. Rice, President of Youthtrack and Ralph G. Gronefeld, Jr., Vice President, AYS. The Company has entered into separate employment agreements with each of the officers listed above containing customary noncompetition, nondisclosure and nonsolicitation covenants. The loss of the services of one or more senior executives could have a material adverse effect upon the Company's business, financial condition and results of operations.

Availability of Qualified Personnel

     The Company competes with many other providers of long-term care with respect to attracting and retaining qualified and skilled personnel. A possible shortage of professional personnel or direct service staff or other outside pressures, including collective bargaining efforts, may require the Company to enhance its wage and benefits package in order to compete in the hiring and retention of such personnel. The Company will also be dependent upon the available labor pool of semi-skilled and unskilled employees in each of the markets in which it operates. The Company's labor costs are expected to increase, and there can be no assurance that the Company can match an increase in such costs by corresponding increases in reimbursement rates for services rendered by the Company. Any significant failure to control its labor costs or to receive increased reimbursement for such costs through rate increases would have a material adverse effect on the Company's business, financial condition and results of operations.

Control by Principal Shareholders

     Mr.  and  Mrs.   James  Fornear  and  their   children   beneficially   own
approximately 24.7% of the outstanding shares of Common Stock. As a result, these shareholders are able to influence significantly the outcome of matters requiring a shareholder vote, including the election of members of the Board of Directors, and thereby exercise a significant degree of control over the affairs and management of the Company.

Competition

     The provision of disabilities and youth services are subject to a number of competitive factors, including quality of services provided, cost-effectiveness, reporting and regulatory expertise, reputation in the community and the location and appearance of facilities and programs. In addition to certain not-for-profit organizations, including organizations affiliated with advocacy and sponsoring groups, certain proprietary competitors operate in multiple jurisdictions and may be well capitalized. The Company faces significant competition from not-for-profit organizations and proprietary competitors in the states in which it now operates and expects to face similar competition in any state that it may enter in the future. Many of the Company's competitors have greater resources than the Company. Such competition may adversely affect the Company's ability to obtain new contracts and complete acquisitions on favorable terms.

Environmental and Employee Safety Laws

     The Company must comply with various federal and state laws and regulations that govern the handling and disposal of medical and infectious waste in the operation of its businesses. Failure to comply with these laws or regulations could subject the Company to fines, criminal penalties and other enforcement actions. The Company has developed and implemented policies with respect to the handling and disposal of medical and infectious waste and believes it is in compliance with such laws and regulations. Federal regulations promulgated by the Occupational Safety and Health Administration impose additional requirements on the Company with regard to protecting employees from exposure to bloodborne pathogens. The Company believes that it has complied, and will continue to be able to comply, with these regulations. However, there can be no assurance that the regulations will not adversely affect the Company's business, financial condition and results of operations.

Effect of Anti-Takeover Provisions

     The Company's Board of Directors has the authority to issue preferred stock and to determine the price, rights, conversion ratios, preferences and privileges of that stock without further vote or action by the holders of the Common Stock. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights, including economic rights, of the holders of any shares of preferred stock. Any such issuance may discourage third parties from attempting to acquire control of the Company. Furthermore, the Company is subject to the anti-takeover provisions of the Kentucky Business Corporation Act prohibiting the Company from engaging in a "business combination" with an "interested stockholder" for a period of five years after the date of the transaction in which the person first becomes an "interested stockholder," unless the business combination is approved in a prescribed manner. The application of this statute and certain other provisions of the Company's Amended and Restated Articles of Incorporation also could have the effect of discouraging, delaying or preventing a change of control of the Company not approved by the Board of Directors, which could adversely affect the market price of the Company's Common Stock.

Shares Eligible for Future Sale

     As of July 29, 1997, the Company has outstanding 12,302,508 shares of Common Stock, plus 1,049,942 shares of Common Stock reserved for issuance upon exercise of options. Sales of a substantial number of shares of Common Stock in the public market at any particular time could adversely affect the market price for the Company's Common Stock. Substantially all of the shares of Common Stock outstanding after completion of this offering will be either freely saleable or saleable subject to certain volume and manner of sale restrictions under Rule 144 of the Securities Act.

Risks Associated with Forward-Looking Statements

     In response to the "safe harbor" provisions contained in the Private Securities Litigation Reform Act of 1995, the Company is including the following cautionary statements that are intended to identify certain important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements concerning the Company made by or on behalf of the Company, whether contained herein or elsewhere.

     The Company's growth in revenues and earnings per share has been directly related to a considerable increase in the number of individuals served in its Division for Persons with Disabilities and its Division for Youth Services. This growth is largely dependent upon development-driven activities, including the acquisitions of other businesses or facilities or of management contract rights to operate facilities, the award of contracts to open new facilities or start new operations or to assume management of facilities previously operated by governmental agencies or not-for-profit organizations and the extension or renewal of contracts previously awarded to the Company. The Company often makes forward-looking statements regarding its development activities.

     Changes in the Company's future revenues depend significantly upon the success of these development activities, and in particular on the Company's ability to obtain additional contracts to provide services to the special needs populations it serves, whether through acquisitions, awards in response to requests for proposals for new facilities or programs or for facilities being privatized by governmental agencies, or other development activities. Future revenues also depend on the Company's ability to maintain and renew its existing services contracts and its existing leases. The Company actively seeks acquisitions of other companies, facilities and assets as a means of increasing the number of consumers served, and changes in the market for such acquisition prospects, including increasing competition for and increasing pricing of such acquisition prospects, could also adversely affect the timing and/or viability of future development activities.

     Revenues of the Company's Division for Persons with Disabilities are highly dependent on reimbursement under federal and state Medicaid programs. Generally, each state has its own Medicaid reimbursement regulations and formula. The Company's revenues and operating profitability are dependent upon the Company's ability to maintain its existing reimbursement levels and to obtain periodic increases in reimbursement rates. Changes in the manner in which Medicaid reimbursement rates are established in one or more of the states in which the Company conducts its operations, such as those recently encountered by the Company, could adversely affect revenues and profitability. Other changes in the manner in which federal and state reimbursement programs are operated, and in the manner in which billings/costs are reviewed and audited, could also affect revenues and operating profitability.

     The Company's cost structure and ultimate operating profitability are significantly dependent on its labor costs and the availability and utilization of its labor force and thus may be affected by a variety of factors, including local competitive forces, changes in minimum wages or other direct personnel costs, the Company's effectiveness in managing its direct service staff, and changes in consumer services models, such as the trends toward supported living and managed care. Additionally, the Company's continued expansion of its existing operations, and its ability to expand into providing services to other populations utilizing the Company's core competencies are dependent upon continuation of trends toward downsizing, privatization and consolidation, the Company's ability to tailor its services to meet the specific needs of these different populations, and its success in operating in a changing reimbursement environment. The continuation of such trends and the nature of its operating environment are subject to a variety of political, economic, social and legal pressures, including desires of governmental agencies to reduce costs and increase levels of services, federal, state and local budgetary constraints and actions brought by advocacy groups and the courts to change existing service delivery systems. Material changes resulting from these trends and pressures could adversely affect the demand for and reimbursement of the Company's services and its operating flexibility, and ultimately its revenues and profitability.

                                 USE OF PROCEEDS

     All of the proceeds from the sale of the Shares offered hereby will be received by the Selling Stockholders. The Company will receive none of the proceeds from the sale of the Shares.

                            THE SELLING STOCKHOLDERS

     All of the Shares being offered by the Selling Stockholders were acquired pursuant to an Agreement and Plan of Reorganization dated July 17, 1997 (the "Agreement"), by and among the Company, Rudd Aviation, Inc. ("Rudd Sub"), Rudd Enterprises, Inc., as sole stockholder of Rudd Sub, and Mason C. Rudd, as the sole stockholder of Rudd Enterprises, Inc. Pursuant to the Agreement, all of the issued and outstanding capital stock of Rudd Sub were exchanged by Rudd Enterprises, Inc. for 89,517 shares of Common Stock of the Company. Mr. Rudd received all 89,517 shares of Common Stock upon the liquidation of Rudd Enterprises, Inc. and 35,000 of such shares of Common Stock were acquired by the Selling Stockholders pursuant to charitable donations from Mr. Rudd and are being offered for sale by means of this Prospectus. Pursuant to the terms of the Agreement, the Company agreed to prepare and file with the Commission a registration statement within 15 days after the closing of the transaction with respect to the resale of the Shares from time to time on the Nasdaq National Market, in privately negotiated transactions or otherwise.

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock by the Selling Stockholders prior to this offering, the maximum number of shares of Common Stock to be sold by the Selling Stockholders hereby, and the beneficial ownership of the Company's Common Stock by the Selling Stockholders after this offering, assuming that all shares of Common Stock offered hereby are sold.


                                              Shares Beneficially        Shares To        Shares Beneficially
                                            Owned Prior to Offering      Be Sold In       Owned After Offering
                                           --------------------------                  ---------------------------
Name and Address of Beneficial                                              This
    Owner                                     Number        Percent       Offering        Number        Percent
-----------------------------------------  -------------   ----------   -------------  -------------   -----------

The Jewish Community Federation              15,000           *              15,000         0              *
3630 Dutchmans Lane
Louisville KY 40205

The Rudd Foundation                          10,000           *              10,000         0              *
3 Riverfront Plaza, Suite 320
Louisville, KY  40202

University of Louisville Foundation           5,000           *               5,000         0              *
Fairfax Building
2323 S. Brook Street
Louisville, KY  40292

The Jewish Hospital Foundation                5,000           *               5,000         0              *
217 E. Chestnut Street
Louisville, KY  40202

-------------
* Less than 1%.

                              PLAN OF DISTRIBUTION

     The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "RSCR." The Company has been advised that the Selling Stockholders may sell shares of Common Stock offered hereby from time to time in transactions on the Nasdaq Stock Market, in privately-negotiated transactions or otherwise. The Selling Stockholders may effect such transactions by selling the shares of Common Stock offered hereby to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

     The Selling Stockholders and any broker-dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

     The Common Stock offered hereby will be sold by the Selling Stockholders acting as principal for their own account, and the Company will receive no proceeds from this offering. The Selling Stockholders will pay all applicable stock transfer taxes, transfer fees and brokerage commissions or discounts. The Company has agreed to bear the cost of preparing the Registration Statement of which this Prospectus is a part and all filing fees and legal and accounting expenses in connection with registration of the shares of Common Stock offered by the Selling Stockholders hereby under federal and state securities laws.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Reed Weitkamp Schell Cox & Vice, Louisville, Kentucky.

                                     EXPERTS

     The consolidated financial statements and schedule of Res-Care, Inc. (the Company) as of December 31, 1995 and 1996, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

=================================================       ========================
         No  dealer, salesperson or other  person
has been authorized by  the Company to  give  any
information or  to make any  representations  not
contained in this Prospectus in  connection  with
the offer covered by  this Prospectus.  If  given
or made, such information or representations must            35,000 Shares
not be relied upon as  having been  authorized by
the Company.  This Prospectus does not constitute
an offer to sell or a solicitation of an offer to
buy  the  Common Stock in  any jurisdiction where,
or to any Person to whom it is  unlawful  to make
such offer or solicitation.  Neither the delivery
of  this  Prospectus nor  any sale made hereunder
shall,  under   any   circumstances,   create  an
implication that there has not been any change in            RES-CARE, INC.
the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.
                                                              Common Stock



             -----------------------------

                                                              -------------

                                                                PROSPECTUS
                   TABLE OF CONTENTS
                                                              -------------
                                            Page
                                            ----

Available Information......................... 2
Incorporation of Certain
   Documents by Reference..................... 2
The Company................................... 4
Risk Factors ................................. 4
Use of Proceeds...............................13
The Selling Stockholders......................13
Plan of Distribution..........................14             ___________, 1997
Legal Matters.................................15
Experts.......................................15


=====================================================       ====================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.            Other Expenses of Issuance and Distribution

     The following are the estimated expenses in connection with the issuance and distribution of the securities to be registered:

      SEC registration fee ...................................      $  217
      Nasdaq listing fee......................................       2,000
      Accounting fees and expenses............................       2,000
      Legal fees and expenses.................................       5,000
      Printing................................................       2,000
      Miscellaneous...........................................         783
                                                            --------------
      TOTAL...................................................     $12,000
                                                            --------------


Item 15.             Indemnification of Directors and Officers

     Section 271B.8-510 of the Kentucky Business Corporation Act (the "Act") permits the indemnification by a corporation of any director who is made party to a threatened, pending or completed action, suit or proceeding because he is or was a director of such corporation. To be eligible for indemnification, such person must have conducted himself in good faith and reasonably believed that his conduct, if undertaken in his official capacity with the corporation, was in the corporation's best interests, and, if not in his official capacity, was at least not opposed to the corporation's best interests. In the case of a criminal proceeding, the director must also not have had reasonable cause to believe his conduct was unlawful. A director may not be indemnified under the above-referenced section in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under Section 271B.8-510 of the Act in connection with a proceeding by or in the right of the corporation shall be limited to reasonable expenses incurred in connection with the proceeding. Section 271B.8-560 of the Act provides that a Kentucky corporation may indemnify its officers, employees and agents to the same extent as directors. Mandatory indemnification against reasonable expenses incurred in connection with a proceeding is provided for by the Act, unless otherwise limited by the corporation's articles of incorporation, where a director or officer has been wholly successful on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation. A court of competent jurisdiction may also order indemnification if the director is fairly and reasonably entitled thereto in view of all relevant circumstances, whether or not he met the applicable standard of conduct or was adjudged liable to the corporation, but if he was adjudged liable, his indemnification shall be limited to reasonable expenses incurred.

         The Act provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. Additionally, the Act provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees or agents of the corporation against liability asserted against or incurred by such party in their respective capacity with the corporation.

         Article X of the Company's Amended and Restated Articles of Incorporation and Article X of the Company's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by law.

Item 16.                   Exhibits

 2.1 -- Agreement by and among Res-Care, Inc. RSCR California, Inc., Res-Care Illinois, Inc., Res-Care Kansas Inc., and RSCR Texas, Inc. and Beverly Health and Rehabilitation Services, Inc., Beverly Enterprises-- California, Inc., Beverly Enterprises-- Illinois, Inc., Beverly Enterprises -- Kansas, Inc. and Beverly Enterprises -- Texas, Inc. dated April 5, 1995 (excluding Exhibits and Schedules). Exhibit 2.1 to the Company's Report on Form 8-K dated May 1, 1995 filed on May 12, 1995 is hereby incorporated by reference.

 2.2 -- Stock Purchase Agreement by and among Housecall Medical Resources Inc. and Res-Care, Inc., Blair S. Gordon and J. Paul Gordon dated as of May 31, 1995 (excluding Exhibits and Schedules). Exhibit 2-1 to the Company's Report on Form 8-K dated May 31, 1995 filed on June 15, 1995 is hereby incorporated by reference.

 3.1 -- Articles of Amendment to Amended and Restated Articles of Incorporation of the Company dated May 29, 1997

 3.2 -- Amended and Restated Articles of Incorporation of the Company as amended, Exhibit 3.1 to the Company's Registration Statement of Form S-1 (Reg. No. 33-48749) is hereby incorporated by reference.

 3.3           --  Bylaws  of  the  Company.   Exhibit  3.2  to  the   Company's
               Registration Statement on Form S-1 (Reg. No. 33-48749) is hereby incorporated by reference.

 4.1           --  Specimen  Common  Stock  Certificate.   Exhibit  4.1  to  the
               Company's Registration Statement on Form S-1 (Reg. No. 33-48749) is hereby incorporated by reference.

 4.2           --  Article  VI  of  the   Amended  and   Restated   Articles  of
               Incorporated of the Company included in Exhibit 3.2.

 5.1       --  Opinion of Reed Weitkamp Schell Cox & Vice

 10.1 -- 1991 Incentive Stock Option Plan of the Company (adopted April 24, 1991, amended and restated as of February 23, 1995). Exhibit 4 to the Company's Registration Statement on Form S-8 (Reg. No. 33-80331) is hereby incorporated by reference.

 10.2 -- Amended and Restated Employment Agreement, dated April 27, 1992, between the Company and E. Halsey Sandford, Exhibit 10.14 to the Company's Registration Statement on Form S-1 (Reg. No. 33-48749) is hereby incorporated by reference.

 10.3 -- 1991 Compensation/Evaluation Bonus Plan. Exhibit 10.15 to the Company's Registration Statement on Form S-1 (Reg. No. 33-48749) is hereby incorporated by reference.

 10.4 -- 1993 Nonemployee Directors Stock Ownership Incentive Plan of the Company (adopted October 28, (1993)). Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Reg. No. 33-76612) is hereby incorporated by reference.

 10.5 -- Amended and Restated Loan Agreement dated as of April 26, 1995 by and among Res-Care, Inc. and PNC Bank, Kentucky, Inc. and National City Bank, Kentucky. Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ending December 31, 1995 is hereby incorporated by reference.

 10.6          -- 1994  Employee  Stock  Purchase Plan  effective  July 1, 1995.
               Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Reg. No. 33-85964) is hereby incorporated by reference.

 10.7 -- Employment Agreement dated October 26, 1995 between the Company and Ronald G. Geary. Exhibit 10-1 to the Company's Report on Form 10-Q for the quarter ending September 30, 1995 is hereby incorporated by reference.

 10.8 -- Res-Care, Inc. 401(K) Restoration Plan effective December 1, 1995, Exhibit 10.11 to the Company's Annual Report on Form 10-K for the year ending December 31, 1995 is hereby incorporated by reference.

 10.9 -- Second Amendment to Loan Instruments dated as of February 16, 1996 by and among Res-Care, Inc., and PNC Bank, Kentucky, Inc. National City Bank, Kentucky and Sun Trust Bank, Nashville, N.A.
               Exhibit 10.12 to the Company's Annual Report on Form 10-K for the year ending December 31, 1995 is hereby incorporated by reference.

 10.10 -- Second Amended and Restated Employment Agreement dated March 17, 1996 between the Company and E. Halsey Sandford, Exhibit
               10.13 to the Company's Annual Report on Form 10-K for the year ending December 31, 1995 is hereby incorporated by reference.

 10.11 -- Amended and Restated Employment Agreement dated as of October 26, 1995 and amended November 5, 1996 between the Company and Ronald G. Geary. Exhibit 10.11 to the Company's Annual Report on Form 10-K for the year ending December 31, 1996 is hereby incorporated by reference.

 10.12 -- Loan Agreement dated as of December 23, 1996 by and among Res-Care, Inc. and all of its subsidiaries and PNC Bank, Kentucky, Inc., National City Bank of Kentucky, Sun Trust Bank, Nashville, N.A., and Bank One, Kentucky, NA. Exhibit 10.12 to the Company's Annual Report for the year ending December 31, 1996 is hereby incorporated by reference.

 10.13 -- Employment Agreement dated January 1, 1997 between the Company and Jeffrey M. Cross. Exhibit 10.13 to the Company's Annual Report on Form 10-K for the year ending December 31, 1996 is hereby incorporated by reference.

 23.1          --  Consent of KPMG Peat Marwick LLP.

 23.2 -- Consent of Reed Weitkamp Schell Cox & Vice (included in opinion filed as Exhibit 5).

 24.1          --  Power of Attorney (included on signature page).


Item 17.             Undertakings

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Kentucky Business Corporation Act, the Amended and Restated Articles of Incorporation or Bylaws of the registrant or resolutions of the Board of Directors of the registrant adopted pursuant thereto, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

     (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on July 30, 1997.

                                                 RES-CARE, INC.


                                                 By: /s/ Ronald G. Geary
                                                    -----------------------
                                                    Ronald G. Geary
                                                    President
                                                    and Chief Executive Officer





                      SIGNATURE PAGE AND POWER OF ATTORNEY


     Know all men by these presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and E. Halsey Sandford (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                         Title                Date


/s/ James R. Fornear         Chairman of the Board of Directors    July 30, 1997
----------------------------
James R. Fornear


/s/ Ronald G. Geary          Chief Executive Officer,              July 30, 1997
---------------------------- President and Director
Ronald G. Geary


/s/ E. Halsey Sandord        Senior Executive and Director         July 30, 1997
----------------------------
E. Halsey Sandford


/s/ Spiro B. Mintos          Secretary, Treasurer and Director     July 30, 1997
----------------------------
Spiro B. Mitsos


/s/ Seymour I. Bryson        Director                              July 30, 1997
----------------------------
Seymour I. Bryson


/s/ W. Bruce Lunsford        Director                              July 30, 1997
----------------------------
W. Bruce Lunsford


/s/ R. Dan Brice             Acting Principal Financing            July 30, 1997
---------------------------- Accounting Officer
R. Dan Brice

                                  EXHIBIT INDEX
          (*Exhibits described in Item 16 and listed in this index are incorporated by reference.)

                                                                                                       Sequentially
  Exhibit                                        Document                                             Numered Page

   2.1         -- Agreement by and among Res-Care,  Inc. RSCR California,  Inc.,
               Res-Care  Illinois,  Inc.,  Res-Care Kansas Inc., and RSCR Texas,
               Inc.  and  Beverly  Health  and  Rehabilitation  Services,  Inc.,
               Beverly  Enterprises -- California,  Inc., Beverly Enterprises --
               Illinois,  Inc., Beverly  Enterprises -- Kansas, Inc. and Beverly
               Enterprises  --  Texas,  Inc.  dated  April  5,  1995  (excluding
               Exhibits and Schedules).  Exhibit 2.1 to the Company's  Report on
               Form 8-K dated May 1, 1995 filed on May 12, 1995 is hereby incorporated by reference.*

   2.2         --  Stock  Purchase  Agreement  by and  among  Housecall  Medical
               Resources  Inc. and Res-Care,  Inc.,  Blair S. Gordon and J. Paul
               Gordon  dated  as  of  May  31,  1995  (excluding   Exhibits  and
               Schedules). Exhibit 2-1 to the Company's Report on Form 8-K dated
               May 31,  1995 filed on June 15,  1995 is hereby  incorporated  by reference.*

   3.1         -- Articles of  Amendment  to Amended  and  Restated  Articles of
               Incorporation of the Company dated May 29, 1997.

   3.2 -- Amended and Restated Articles of Incorporation of the Company as amended, Exhibit 3.1 to the Company's Registration Statement of Form S-1 (Reg. No. 33-48749) is hereby incorporated by reference.*

   3.3         --  Bylaws  of  the  Company.   Exhibit  3.2  to  the   Company's
               Registration  Statement on Form S-1 (Reg. No. 33-48749) is hereby incorporated by reference.*

   4.1         --  Specimen  Common  Stock  Certificate.   Exhibit  4.1  to  the
               Company's  Registration Statement on Form S-1 (Reg. No. 33-48749)
               is hereby incorporated by reference.*

   4.2         --  Article  VI  of  the   Amended  and   Restated   Articles  of
               Incorporated of the Company included in Exhibit 3.2.*

   5.1         -- Opinion of Reed Weitkamp Schell Cox & Vice



                                       II-9

                                                                                                       Sequentially
   Exhibit                                        Document                                             Numered Page
   -------                                        --------                                             ------------

   10.1        -- 1991 Incentive Stock Option Plan of the Company (adopted April
               24, 1991, amended and restated as of February 23, 1995).  Exhibit
               4 to the Company's  Registration  Statement on Form S-8 (Reg. No.
               33-80331) is hereby incorporated by reference.*

   10.2        -- Amended and  Restated  Employment  Agreement,  dated April 27,
               1992, between the Company and E. Halsey Sandford, Exhibit 10.14 to the Company's Registration Statement on Form S-1 (Reg. No.
               33-48749) is hereby incorporated by reference.*

   10.3        -- 1991 Compensation/Evaluation  Bonus Plan. Exhibit 10.15 to the
               Company's Registration Statement on Form S-1 (Reg. No. 33-48749) is hereby incorporated by reference.*

   10.4 -- 1993 Nonemployee Directors Stock Ownership Incentive Plan of the Company (adopted October 28, (1993)). Exhibit 4.1 to the
               Company's Registration Statement on Form S-8 (Reg. No. 33-76612) is hereby incorporated by reference.*

   10.5 -- Amended and Restated Loan Agreement dated as of April 26, 1995 by and among Res-Care, Inc. and PNC Bank, Kentucky, Inc. and
               National  City  Bank,  Kentucky.  Exhibit  10.7 to the  Company's
               Annual Report on Form 10-K for the year ending December 31, 1995 is hereby incorporated by reference.*

   10.6        -- 1994  Employee  Stock  Purchase Plan  effective  July 1, 1995.
               Exhibit 4.1 to the Company's  Registration  Statement on Form S-8
               (Reg. No. 33-85964) is hereby incorporated by reference.*

   10.7        --  Employment  Agreement  dated  October  26,  1995  between the
               Company and Ronald G. Geary. Exhibit 10-1 to the Company's Report on Form 10-Q for the quarter ending September 30, 1995 is hereby incorporated by reference.*

   10.8        -- Res-Care,  Inc. 401(K)  Restoration Plan effective December 1,
               1995, Exhibit 10.11 to the Company's Annual Report on Form 10-K for the year ending December 31, 1995 is hereby incorporated by reference.*




                                       II-10

                                                                                                       Sequentially
   Exhibit                                        Document                                             Numered Page
   -------                                        --------                                             ------------

   10.9        -- Second Amendment to Loan Instruments  dated as of February 16,
               1996 by and among Res-Care,  Inc., and PNC Bank,  Kentucky,  Inc.
               National City Bank, Kentucky and Sun Trust Bank, Nashville,  N.A.
               Exhibit 10.12 to the Company's Annual Report on Form 10-K for the
               year  ending   December  31,  1995  is  hereby   incorporated  by
               reference.*

   10.10       -- Second Amended and Restated  Employment  Agreement dated March
               17, 1996  between the  Company  and E. Halsey  Sandford,  Exhibit
               10.13 to the Company's Annual Report on Form 10-K for the year ending December 31, 1995 is hereby incorporated by reference.*

   10.11       -- Amended and Restated Employment  Agreement dated as of October
               26,  1995 and amended  November  5, 1996  between the Company and
               Ronald G. Geary.  Exhibit 10.11 to the Company's Annual Report on
               Form 10-K for the year ending December 31, 1996 is hereby incorporated by reference.*

   10.12       -- Loan  Agreement  dated as of  December  23,  1996 by and among
               Res-Care, Inc. and all of its subsidiaries and PNC Bank, Kentucky, Inc., National City Bank of Kentucky, Sun Trust Bank,
               Nashville, N.A., and Bank One, Kentucky, NA. Exhibit 10.12 to the
               Company's Annual Report for the year ending December 31, 1996 is hereby incorporated by reference.*

   10.13       --  Employment  Agreement  dated  January  1,  1997  between  the
               Company  and  Jeffrey M. Cross.  Exhibit  10.13 to the  Company's
               Annual Report on Form 10-K for the year ending December 31, 1996 is hereby incorporated by reference.*

   23.1        --  Consent of KPMG Peat Marwick LLP.

   23.2        --  Consent of Reed Weitkamp  Schell Cox & Vice  (included in opinion filed as Exhibit 5).

   24.1        --  Power of Attorney (included on signature page).




                                       II-11